UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 27, 2013

____________________________

DIAGNOSTIC IMAGING INTERNATIONAL CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

333-1364363	848 N. Rainbow Blvd. #2494 Las Vegas, Nevada 89107	98-0493698
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(877) 331-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On March 27, 2013, Diagnostic Imaging International Corp. (the “Company”) sold, through a private placement to accredited investors, three year 12% convertible notes (“Series B Notes”) in the aggregate principal amount of $150,000 less $4,500 in commissions.

The Series B Notes pay interest at a rate of 12% per annum, payable to the holder at 1% per month, and are due on March 27, 2016. The Series B Notes are convertible into common shares of the Company at $0.10 per share. In addition, each purchaser of the Series B Notes received bonus shares dependent on the dollar amount of Series B Notes purchased. The total number of shares issued was 300,000 shares of common stock of the Company.

The securities issued are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The securities were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

A copy of the form of Securities Purchase Agreement, including the form of the Note, is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 3.02 – Unregistered Sales of Equity Securities

The information required to be disclosed under this Item 3.02 is hereby incorporated by reference from the material described in Item 1.01 above.

Item 9.01 – Financial Statement and Exhibits

(d)

Exhibits

10.1

Form of Subscription Agreement for Investors

10.2

Form of Investor Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Diagnostic Imaging International Corp.
(Registrant)

Dated: March 27, 2013	By:	/s/ Mitchell Geisler
Name: Mitchell Geisler
Title: CEO

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